UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - January 15, 2021

Chubb Limited

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value CHF 24.15 per share	CB	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 0.30% Senior Notes due 2024	CB/24A	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 0.875% Senior Notes due 2027	CB/27	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 1.55% Senior Notes due 2028	CB/28	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 0.875% Senior Notes due 2029	CB/29A	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 1.40% Senior Notes due 2031	CB/31	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 2.50% Senior Notes due 2038	CB/38A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 15, 2021, Chubb Limited (“Company” or “Chubb”) announced that Philip Bancroft, Executive Vice President of Chubb Group and Chief Financial Officer, plans to retire from the role of Chief Financial Officer on July 1, 2021 after 19 years of service. Mr. Bancroft has served as Chief Financial Officer of Chubb since January 2002.

(c) On January 15, 2021, the Company announced that Peter Enns has agreed to join the Company on or before April 1, 2021 as Executive Vice President, Finance, Chubb Group and to become Chief Financial Officer of Chubb upon Mr. Bancroft’s retirement.

Mr. Enns, age 55, has more than 30 years of finance and investment banking experience. He spent over 20 years with Goldman Sachs (investment banking and financial services) in various senior roles, including partner of the firm’s U.S. Financial Institutions Group based in New York, head of its Asia Financial Institutions Group based in Hong Kong, and chief executive of its business operations in Canada. More recently, Mr. Enns held a number of roles with HSBC (banking and financial services), including his last assignment as Global Co-Head of Investment Banking Coverage based in Hong Kong.

In connection with Mr. Enns’s appointment he will be entitled to receive an annual base salary of $880,000. He will have an annual “target” bonus of $1,400,000 and a “target” annual equity award of $2,400,000, with actual awards based on both individual and Company performance. He will also receive a monthly housing allowance of $10,000 to $12,000. As a buyout or replacement of a portion of his unvested deferred cash and equity and a bonus he is forfeiting upon leaving HSBC, Mr. Enns will receive a special equity grant valued at $3,680,000 in the form of time-based restricted shares, with 25% vesting per year, performance shares and stock options. Mr. Enns will also be eligible to participate in the Company’s other benefit plans and programs, such as retirement plans, deferred compensation plans, incentive plans, health benefits and relocation assistance.

Item 7.01	Regulation FD Disclosure

On January 15, 2021, the Company issued a press release announcing that Mr. Bancroft, Executive Vice President of Chubb Group and Chief Financial Officer, plans to retire from the Company on July 1, 2021 and that Mr. Enns has agreed to join the Company on or before April 1, 2021 as Executive Vice President, Finance, Chubb Group and to become Chief Financial Officer upon Mr. Bancroft’s retirement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 15, 2021, announcing the retirement of Philip Bancroft and naming of Peter Enns as Chief Financial Officer, each effective July 1, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chubb Limited

By:	/s/ Joseph F. Wayland
Joseph F. Wayland
General Counsel

DATE: January 22, 2021